                                   EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the following registration statements of Harris Corporation and in each related Prospectus of our report dated July 29, 1998, with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries included in this Annual Report on Form 10-K for the fiscal year ended July 3, 1998:

           Form S-8  No. 2-74551     Harris Corporation 1981 Stock Option Plan for Key
                                     Employees

           Form S-8  No. 33-50169    Harris Corporation Retirement Plan

           Form S-8  No. 33-50167    Harris Corporation Union Retirement Plan

           Form S-8  Nos. 33-37969;  Harris Corporation Stock Incentive Plan
                     33-51171; and
                     333-7985

           Form S-3  No. 333-03111   Harris Corporation Debt Securities

           Form S-8  No. 333-01747   Lanier Worldwide, Inc. Savings Incentive Plan

                                                     ERNST & YOUNG LLP

Orlando, Florida
September 2, 1998